Exhibit 10.2

Motorcar Parts of America, Inc.
Hold Agreement

May 6, 2011

Motorcar Parts of America, Inc.
2929 California Street
Torrance, CA 90503
Attention: Michael Umansky, General Counsel

Re:  Motorcar Parts of America, Inc.–Hold Agreement

Dear Sirs:

Pursuant to the Share Purchase Agreement dated May 6, 2011 between FAPL Holdings Inc. (the “Vendor”) and Motorcar Parts of America, Inc. (“MPA”) (the “Share Purchase Agreement”), it is contemplated that MPA will issue the Vendor’s MPA Shares (as defined in the Share Purchase Agreement) to Vendor.  Vendor agrees that during the Hold Period (as defined below), whether or not all or a portion of the MPA Shares are then in the escrow account maintained by the escrow agent pursuant to the Escrow Agreement (as defined in the Share Purchase Agreement), Vendor will (i) not, directly or indirectly, offer, sell, contract to sell, make any short sale, pledge or otherwise dispose of, or enter into any hedging transaction that is likely to result in a transfer of, any of the Vendor’s MPA Shares, options to acquire Vendor’s MPA Shares or securities exchangeable for or convertible into Vendor’s MPA Shares which it may beneficially own (as defined in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), grant or sell any option to purchase or enter into any agreement to dispose of any of the Vendor’s MPA Shares or publicly disclose the intention to take any such action and (ii) enter into such agreement or agreements as MPA shall require in order to cause the offer and issuance of the Vendor’s MPA Shares to comply with all applicable Securities Laws (as defined below) and be exempt from the requirements of Section 5 of the Securities Act of 1933, as amended (the “33 Act”), and any other comparable requirements of any other applicable Securities Laws including, without limitation, the representation letter attached hereto as Exhibit A.  “Securities Laws” means:  (i) all federal securities laws of the United States of America, all rules and regulations promulgated in connection with such laws and all governmental orders and decrees issued by any regulatory authority granted to authority to issue orders or decrees pursuant to such laws (collectively, “US Federal Securities Laws”); (ii) the rules and regulations of any self-regulatory organization authorized pursuant to the US Federal Securities Laws; (iii) the listing requirements of any exchange on which the shares of MPA Common Stock are listed, including, without limitation, NASDAQ; (iv) all securities laws of any state of the United States of America, all rules and regulations promulgated in connection with such laws and all governmental orders and decrees issued by any regulatory authority granted the authority to issue orders or decrees pursuant to such laws; and (v) all securities laws of any province of Canada, all rules and regulations promulgated in connection with such laws and all governmental orders and decrees issued by any regulatory authority granted the authority to issue orders or decrees pursuant to such laws.

Motorcar Parts of America, Inc.
May 6, 2011

The foregoing restrictions are expressly agreed to preclude Vendor from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Vendor’s MPA Shares even if the Vendor’s MPA Shares would be disposed of by someone other than Vendor.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Vendor’s MPA Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Vendor’s MPA Shares.

The “Hold Period” shall mean the period commencing on the Closing Date (as defined in the Share Purchase Agreement) and continuing until the eighteen-month anniversary of the Closing Date.

Vendor is and for the duration of the Hold Period will be, the record and beneficial owner of the Vendor’s MPA Shares and has and for the duration of the Hold Period will hold (subject to the restrictions set forth herein) the Vendor’s MPA Shares, free and clear of all liens, encumbrances, and claims whatsoever except for the restrictions under applicable Securities Laws and the Share Purchase Agreement (including the Schedules and Exhibits thereto).  The undersigned also agrees and consents to the entry of stop transfer instructions with MPA’s transfer agent and registrar against the transfer of the Vendor’s MPA Shares except in compliance with the foregoing restrictions.

In addition to any legends required by applicable Securities Laws, all certificates representing the Vendor’s MPA Shares must bear the following legends when delivered at the Closing:

“The shares represented by this certificate have not been registered with the United States Securities and Exchange Commission or the securities commission of any state and have been issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws and, accordingly, may not be offered, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to such effect, the substance of which shall be reasonably acceptable to the Corporation.

Motorcar Parts of America, Inc.
May 6, 2011

The shares represented by this certificate are subject to a Hold Agreement, as may be amended from time to time (a copy of which may be obtained upon written request from the Corporation). The shares represented by this certificate may be transferred only in accordance with the terms of the Hold Agreement.”

At any time on or after the completion or termination of the Hold Period, the Vendor may submit the certificate(s) representing the Vendor’s MPA Shares to the Purchaser or its transfer agent at the following address:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Michael G. Mullings

and, if the Vendor’s MPA Shares are then transferrable by the Vendor as provided under section (b)(1) of Rule 144 under the 33 Act (or any comparable successor provision), the Purchaser and its transfer agent shall promptly (and in any event within 3 business days of receipt of the certificates representing the MPA Shares (the “Share Certificates”) and supporting documentation reasonably requested by the Purchaser and/or its transfer agent) remove the stop transfer instructions with respect to the transfer of the Vendor’s MPA Shares and issue the Vendor and deliver to the Vendor or its designee, one or more new certificates representing the Vendor’s MPA Shares, registered in the Vendor’s name and without restrictive legends.  If the Vendor’s MPA Shares are not transferrable under the provisions of Rule 144(b)(1) at the time it is submitted to the Purchaser or its transfer agent as provided in this section, and if any other provision of Rule 144 or any other appropriate exemption from registration under the 33 Act is then available for the removal of the transfer restrictions and legends in connection with a specific transfer or disposition of the Vendor’s MPA Shares by the Vendor, then upon submission of evidence of compliance with such other provision or exemption by the Vendor reasonably satisfactory to the Purchaser and its transfer agent and delivery of the Share Certificates, the Purchaser and its transfer agent shall promptly remove the stop transfer instructions with respect to the transfer of the Vendor’s MPA Shares and issue to Vendor and deliver to Vendor or its designee one or more new certificates representing the Vendor’s MPA Shares, registered in the Vendor’s name and without restrictive legends.

Motorcar Parts of America, Inc.
May 6, 2011

Vendor understands and agrees that this Agreement is irrevocable and shall be binding upon Vendor’s successors, and assigns.

This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Motorcar Parts of America, Inc.
May 6, 2011

This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.  In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Very truly yours,

FAPL Holdings, Inc.

By:	/s/ Jack Shuster
Name:
Title:

Agreed to and Acknowledged:

Motorcar Parts of America, Inc.

By:	/s/ Selwyn Joffe
Name:
Title:

Exhibit A

Representation Letter

May 6, 2011

Motorcar Parts of America, Inc.
2929 California Street
Torrance, CA 90503

Re:	Issuance of shares of common stock, par value $0.01 per share (the “Common Stock”) of Motorcar Parts of America, Inc. (the “Company”)

Ladies and Gentlemen:

In connection with the issuance of 360,000 shares of Common Stock (the “Shares”) by the Company to the undersigned pursuant to the Share Purchase Agreement by and among the Company, the undersigned and the other party names therein dated as of even date herewith (“Share Purchase Agreement”), the undersigned hereby represents to you as follows:

1.
Accredited Investor.  The undersigned is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”) by reason of Rule 501(a)(3).

2.
Investment Purposes.  The undersigned is acquiring the Shares for the undersigned’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part.  Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the undersigned is subscribing or any part of the Shares.

3.
No General Solicitation.  The undersigned is not receiving the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of by person previously not known to the undersigned in connection with investment securities generally.

4.
Investment Experience.  The undersigned is (i) experienced in making investments of the kind similar to the ownership of the Shares, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates), to protect its own interests in connection with the receipt and ownership of the Shares, and (iii) able to afford the entire loss of its investment in the Shares.

5.
Exemption from Registration.  The undersigned acknowledges the undersigned’s understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of the undersigned made herein, the undersigned further represents and warrants to and agrees with the Company and its affiliates as follows:

a.
The undersigned has the financial ability to bear the economic risk of the undersigned’s investment, has adequate means for providing for the undersigned’s current needs and personal contingencies and has no need for liquidity with respect to the undersigned’s investment in the Company; and

b.
The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective ownership of the Shares.  The undersigned also represents it has not been organized for the purpose of acquiring the Shares; and

c.
The undersigned has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

6.
Economic Considerations.  The undersigned is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The undersigned has relied solely on its own advisors.

7.
The undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in the Hold Agreement between the undersigned and the Company dated as of even date herewith.

The undersigned represents that the information above is correct and understands that you are relying upon it in issuing the Shares.

Very truly yours,

FAPL HOLDINGS INC.

By:	/s/ Jack Shuster
Name:
Title: